                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) March 7, 2003
                                                         --------------




                                HOLLY CORPORATION
                                -----------------
             (Exact name of registrant as specified in its charter)


         Delaware                       001-03876               75-1056913
-----------------------------    ------------------------    -----------------
(State or other jurisdiction     (Commission File Number)    (I.R.S. Employer
of incorporation)                                            Identification No.)


     100 Crescent Court, Suite 1600
            Dallas, Texas                     75201-6927
---------------------------------------       ----------
(Address of principal executive offices)      (Zip Code)


Registrant's telephone number, including area code       (214) 871-3555
                                                    --------------------------

ITEM 5.     OTHER EVENTS

On March 7, 2003, the Company issued the following press release:


       HOLLY CORPORATION REPORTS SECOND QUARTER OF FISCAL 2003 RESULTS

                Dallas, Texas, March 7, 2003 -- Holly Corporation (AMEX-HOC), today reported results for the Company's second quarter and six months ended January 31, 2003.

                The Company incurred a net loss for the three months ended January 31, 2003 of $1.6 million ($.10 per diluted share) compared to a net loss of $485,000 ($.03 per diluted share) for the three months ended January 31, 2002. For the six months ended January 31, 2003, net income was $3.7 million ($.23 per diluted share) compared to $19.7 million ($1.24 per diluted share) for the six months ended January 31, 2002. The larger fiscal second quarter loss and the lower earnings for the six months ended January 31, 2003, as compared to the prior year periods, were principally the result of lower refined product margins and a loss rather than substantial earnings at our asphalt joint venture, offset partially by increases in sales volumes resulting from the absence of a maintenance turnaround in the second quarter of fiscal 2003.

                For the Company's second quarter ended January 31, 2003, refining margins of $4.71 per barrel were slightly less than the refinery margins of $5.02 per barrel for the quarter ended January 31, 2002. For the six months ended January 31, 2003, refining margins of $5.24 per barrel were significantly less than the refinery margins of $7.36 per barrel for the six months ended January 31, 2002. During the prior year's first quarter, the Company, along with the refining industry as a whole, was still experiencing very favorable refining margins, which fell off significantly in the prior year's second quarter. For much of the current year's second quarter, increases in crude oil and other feedstock costs outpaced refined product price increases, resulting in refining margins slightly less than those experienced in the second quarter of fiscal 2002. Refinery margins since the end of January 2003 have improved substantially.

                  The Company's revenues and cost of products sold were higher in the first quarter and six months of fiscal 2003, as compared to the comparable periods in fiscal 2002, due principally to higher refined product sales prices and higher costs of purchased crude oil. Additionally, refined product sales volumes increased for the three-month and six-month periods by 19% and 12%, respectively, as compared to the same periods of fiscal 2002, as production of refined products in the quarter ended January 31, 2002 was reduced because of an extended 29-day planned maintenance turnaround that involved a number of process units at the Artesia and Lovington facilities. Equity in earnings of joint ventures was reduced in the first quarter and six months of fiscal 2003, as compared to the comparable periods in fiscal 2002, due to a loss from our asphalt joint venture in the current fiscal year, because of lower margins and an inventory charge of $1.3 million in the quarter ended January 31, 2003.

                "The Company experienced a very difficult refining environment during the first half of our fiscal year with worldwide concerns that have driven crude oil prices to high levels. Given the difficult refining environment, we are disappointed that we lost $1.6 million during our second quarter ended January 31, 2003, yet pleased that we still generated $4.8 million of earnings before interest, taxes and depreciation and that current refining margins have improved substantially," said Matthew P. Clifton, President of Holly. "The Company is continuing to work diligently in the construction of a gas oil hydrotreating unit at its Artesia, New Mexico refinery facility which is designed to satisfy future EPA mandated gasoline specifications and to improve the refinery's yields of higher value products. Additionally, an expansion of our New Mexico facility that will result in an increase of approximately 20% in Holly's current overall refining capacity is expected to be completed along with the hydrotreating unit by the end of calendar 2003. We are also now in the final stages of preparation for the acquisition of the Woods Cross refinery near Salt Lake City from ConocoPhillips. The Woods Cross acquisition is still being reviewed by the Federal Trade Commission, but we expect the acquisition will close in April or May 2003. Given an exceptionally strong balance sheet reflecting minimal debt, the anticipated future benefits of the gas oil hydrotreater and expansion project, and the planned acquisition of the Woods Cross refinery, we believe the Company is well positioned to weather difficult economic times, to prosper as the industry improves, and to capitalize on further growth opportunities that may develop."

                Holly Corporation, through its affiliates, Navajo Refining Company and Montana Refining Company, is engaged in the refining, transportation, terminalling and wholesale marketing of petroleum products.

                The following is a "safe harbor" statement under the Private Securities Litigation Reform Act of 1995: The statements in this press release relating to matters that are not historical facts are forward-looking statements based on management's belief and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company cannot give any assurances that these expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Such differences could be caused by a number of factors including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, the successful acquisition and integration of the Woods Cross refinery, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions, and other financial, operational and legal risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission filings. The Company assumes no duty to publicly update or revise such statements, whether as a result of new information, future events or otherwise.


       RESULTS OF OPERATIONS

       STATEMENT OF INCOME (Unaudited)


                                                           THREE MONTHS ENDED              SIX MONTHS ENDED
                                                              JANUARY 31,                    JANUARY 31,
                                                     ----------------------------    ---------------------------
                                                        2003             2002           2003            2002
                                                     ------------    ------------    ------------    ------------
                                                                   (In thousands, except share data)
Sales and other revenues .........................   $    270,360    $    166,754    $    546,018    $    424,701

Operating costs and expenses
   Cost of products sold .........................        232,429         134,022         464,388         326,006
   Operating expenses ............................         26,189          23,266          50,329          48,012
   Selling, general and administrative expenses ..          5,337           5,228          10,540          10,658
   Depreciation, depletion and amortization ......          7,161           6,714          14,357          13,145
   Exploration expenses, including dry holes .....            261             243             478             542
                                                     ------------    ------------    ------------    ------------
        Total operating costs and expenses .......        271,377         169,473         540,092         398,363
                                                     ------------    ------------    ------------    ------------
Income (loss) from operations ....................         (1,017)         (2,719)          5,926          26,338

Other income (expense)
   Equity in earnings of joint ventures ..........         (1,378)          2,320             604           5,068
   Interest expense, net .........................           (193)           (393)           (612)           (651)
   Gain on sale of equity securities .............             --              --              --           1,522
                                                     ------------    ------------    ------------    ------------
                                                           (1,571)          1,927              (8)          5,939
                                                     ------------    ------------    ------------    ------------
Income (loss) before income taxes ................         (2,588)           (792)          5,918          32,277
Income tax provision (benefit) ...................           (992)           (307)          2,267          12,540
                                                     ------------    ------------    ------------    ------------
Net income (loss) ................................   $     (1,596)   $       (485)   $      3,651    $     19,737
                                                     ============    ============    ============    ============


Net income (loss) per common share - basic .......   $      (0.10)   $      (0.03)   $       0.24    $       1.27

Net income (loss) per common share - diluted .....   $      (0.10)   $      (0.03)   $       0.23    $       1.24

Average number of common shares outstanding:
  Basic ..........................................         15,513          15,559          15,517          15,533
  Diluted ........................................         15,513          15,559          15,913          15,961

       BALANCE SHEET DATA (Unaudited)

                                                            JANUARY 31,         JULY 31,
                                                               2003               2002
                                                         ---------------     --------------
                                                         (In thousands, except ratio data)
Cash and cash equivalents ............................   $     17,751        $     71,630
Working capital ......................................   $      7,724        $     59,873
Total assets .........................................   $    530,443        $    502,306
Total long-term debt, including current maturities ...   $     25,714        $     34,285
Stockholders' equity .................................   $    227,636        $    228,556
Total debt to capitalization ratio(1) ................           10.1%               13.0%

       1) The total long-term debt to capitalization ratio is calculated by dividing total long-term debt including current maturities by the sum of total long-term debt including current maturities and stockholders' equity.


       OTHER FINANCIAL DATA (Unaudited)


                                                                      THREE MONTHS ENDED              SIX MONTHS ENDED
                                                                         JANUARY 31,                    JANUARY 31,
                                                                 ----------------------------    ----------------------------
                                                                    2003             2002            2003           2002
                                                                 ------------    ------------    ------------    ------------
                                                                        (In thousands)                 (In thousands)
Sales and other revenues (2)
   Refining ..................................................   $    264,658    $    161,863    $    535,211    $    414,675
   Pipeline Transportation ...................................          5,206           4,536          10,000           9,101
   Corporate and Other .......................................            496             355             807             925
                                                                 ------------    ------------    ------------    ------------
   Consolidated ..............................................   $    270,360    $    166,754    $    546,018    $    424,701
                                                                 ============    ============    ============    ============

Income (loss) from operations (2)
   Refining ..................................................   $     (1,246)   $     (3,028)   $      5,487    $     25,737
   Pipeline Transportation ...................................          3,020           2,504           5,826           4,986
   Corporate and Other .......................................         (2,791)         (2,195)         (5,387)         (4,385)
                                                                 ------------    ------------    ------------    ------------
   Consolidated ..............................................   $     (1,017)   $     (2,719)   $      5,926    $     26,338
                                                                 ============    ============    ============    ============


Cash flow from operating activities ..........................   $    (17,677)   $    (30,876)   $    (10,544)   $     (6,472)
Capital expenditures .........................................   $     19,057    $      6,299    $     27,634    $     12,683
EBITDA (3) ...................................................   $      4,766    $      6,315    $     20,887    $     46,073


       2) The Refining segment includes the Company's principal refinery in Artesia, New Mexico, which is operated in conjunction with refining facilities in Lovington, New Mexico (collectively, the Navajo Refinery) and the Company's refinery near Great Falls, Montana. Included in the Refining segment are costs relating to pipelines and terminals that operate in conjunction with the Refining segment as part of the supply and distribution networks of the refineries. The Pipeline Transportation segment includes approximately 1,000 miles of the Company's pipeline assets in Texas and New Mexico. Revenues of the Pipeline Transportation segment are earned through transactions with unaffiliated parties for pipeline transportation, rental and terminalling operations.

       3) Earnings Before Interest, Taxes, Depreciation and Amortization - EBITDA is calculated as net income plus (i) interest expense net of interest income, (ii) income tax provision, and (iii) depreciation, depletion, and amortization. EBITDA is presented, not as an alternative measure of operating results or cash flow from operations as determined in accordance with accounting principles generally accepted in the United States, but because EBITDA is a widely accepted financial indicator of a company's ability to incur and service debt.

       REFINING SEGMENT OPERATING DATA (Unaudited)


                                                   THREE MONTHS ENDED            SIX MONTHS ENDED
                                                      JANUARY 31,                  JANUARY 31,
                                             ---------------------------   ---------------------------
                                                 2003           2002           2003          2002
                                             ------------   ------------   ------------   ------------
Crude charge (BPD) (4) ...................         67,700         52,000         64,800         56,100

Average per barrel (5)
  Refinery margin ........................   $       4.71   $       5.02   $       5.24   $       7.36
  Cash operating costs (6) ...............           4.05           4.73           4.04           4.45
                                             ------------   ------------   ------------   ------------
  Net cash operating margin ..............   $       0.66   $       0.29   $       1.20   $       2.91
                                             ============   ============   ============   ============

Sales of produced refined products
  Gasolines ..............................         59.4 %         59.0 %         57.2 %         55.5 %
  Diesel fuels ...........................         22.4 %         20.8 %         21.5 %         21.1 %
  Jet fuels ..............................          9.2 %         11.1 %         10.2 %         10.6 %
  Asphalt ................................          5.5 %          5.8 %          7.6 %          9.4 %
  LPG and other ..........................          3.5 %          3.3 %          3.5 %          3.4 %
                                             ------------   ------------   ------------   ------------
       Total .............................        100.0 %        100.0 %        100.0 %        100.0 %
                                             ============   ============   ============   ============

       4)     Barrels per day of crude oil processed.

       5) Represents average per barrel amounts for produced refined products sold.

       6) Includes operating costs and selling, general and administrative expenses of refineries, as well as pipeline expenses that are part of refinery operations.


       FOR FURTHER INFORMATION, Contact:

       Matthew P. Clifton, President
       Stephen J. McDonnell, Vice President and
         Chief Financial Officer
       Holly Corporation
       214/871-3555


       This Current Report on Form 8-K contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts included in this Form 8-K, are forward-looking statements. Such statements are subject to risks and uncertainties, including but not limited to risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company's markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies or shutdowns in refinery operations or pipelines, effects of governmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company's capital investments and marketing strategies, the Company's efficiency in carrying out construction projects, the successful acquisition and integration of the Woods Cross refinery, the possibility of terrorist attacks and the consequences of any such attacks, and general economic conditions. Although the Company believes that the expectations reflected by such forward-looking statements are reasonable based on information currently available to the Company, no assurances can be given that such expectations will prove to have been correct. This summary discussion of risks and uncertainties that may cause actual results to differ from those indicated in forward-looking statements should be read in conjunction with the discussion under the heading "Additional Factors That May Affect Future Results" included in Item 7 of the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 2002, and the discussion under the heading "Additional Factors That May Affect Future Results" included in Item 2 of Part I of the Company's Quarterly Report on Form 10-Q for the quarter ended January 31, 2003. All forward-looking statements included in this Current Report on Form 8-K and all subsequent oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements set forth above.



SIGNATURE

        Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                              HOLLY CORPORATION
                                              ---------------------------------
                                              (Registrant)



Date:   March 7, 2003                         By   /s/Stephen J. McDonnell
        -------------                           -------------------------------
                                                Stephen J. McDonnell
                                                Vice President and Chief
                                                Financial Officer